Exhibit 99.2

This document is important and requires your immediate attention. If you have any questions as to how to deal with the transactions described in this document, you are encouraged to consult your investment dealer, stockbroker, bank manager, accountant, lawyer or other professional advisor. The Offer has not been approved or disapproved by any securities regulatory authority in Canada or the United States and no securities regulatory authority has expressed an opinion about, or passed upon the fairness or merits of the Offer contained in this document, the securities offered pursuant to the Offer or the adequacy of the information contained in this document. Any representation to the contrary is unlawful.

April 13, 2012

NOTICE OF CHANGE, VARIATION AND EXTENSION

by

MERCER INTERNATIONAL INC.

and

MERC ACQUISITION INC.,

a wholly-owned subsidiary of MERCER INTERNATIONAL INC.

OFFER TO PURCHASE

all of the outstanding common shares of

FIBREK INC.

for INCREASED consideration per common share of Fibrek Inc. payable, at the election of each holder, in one of the following forms:

C$1.40 in cash (subject to proration as described below)

OR

C$0.64 in cash plus 0.0903 of a share of common stock of MERCER INTERNATIONAL INC.

OR

0.1659 of a share of common stock of MERCER INTERNATIONAL INC. (subject to proration as described below)

Mercer International Inc., a Washington corporation (“Mercer”), and MERC Acquisition Inc., a Canadian corporation, and a wholly-owned subsidiary of Mercer (“Mercer Acquisition” and, together with Mercer, the “Offerors”), hereby give notice that we are varying our Offer to Purchase and Circular dated February 29, 2012 (the “Offer to Purchase and Circular”), as previously varied by the notice of variation dated March 19, 2012 and the notice of variation and extension dated April 5, 2012 (collectively, the “Notices”), pursuant to which we are offering to purchase (the “Offer”) all of the issued and outstanding common shares of Fibrek Inc. (“Fibrek”), including any Fibrek common shares that may become issued and outstanding after the date of the Offer but before the Expiry Time (as defined below) upon the exercise of options issued under Fibrek’s share option plan (the “Fibrek SOP”) implemented on May 19, 2010 for the purpose of: (i) increasing the per Fibrek Share consideration payable under the Offer; (ii) extending the period of acceptance of the Offer to April 27, 2012; and (iii) including under the Offer any rights (the “New Rights”) issued under Fibrek’s shareholder rights plan dated April 11, 2012 (the “New Rights Plan”), together with any other rights associated with Fibrek Shares that may be issued under any other shareholder rights plans which may be adopted by Fibrek before the Expiry Time, all as further described in this Notice of Change, Variation and Extension.

The Offer has been varied to INCREASE the per Fibrek Share consideration payable under the Offer to, at the election of each holder: (i) C$1.40 in cash; (ii) C$0.64 in cash plus 0.0903 of a Mercer Share; or (iii) 0.1659 of a Mercer Share, subject, in the case of (i) and (iii), to proration, as described below. The Offer, as hereby varied, will remain open for acceptance until 11:59 p.m., Eastern Time, on April 27, 2012, unless extended or withdrawn by us (the “Expiry Time”).

The Offer, as varied, represents, as at February 9, 2012, the day immediately before we announced our intention to make the Offer, a premium of 40% over the unsolicited insider bid made by AbitibiBowater Inc. (the “Abitibi Bid”), 94% over the closing price of the Fibrek Shares on November 28, 2011, the date of announcement of the Abitibi Bid, and 84% over the volume-weighted average trading price of the Fibrek Shares on the TSX for the 20 trading days ending on such date.

Based on 130,075,556 Fibrek Shares issued and outstanding, the maximum amount of cash consideration available under the Offer has been increased to C$83,007,556 (the “Maximum Cash Consideration”), while the maximum number of Mercer Shares available to be issued under the Offer remains 11,741,496. The consideration payable to Fibrek shareholders having elected the Cash Only Option or the Shares Only Option will be prorated on each date on which Fibrek Shares are taken up under the Offer as necessary to ensure that the aggregate consideration payable under the Offer does not exceed the Maximum Cash Consideration and the Maximum Share Consideration. Such proration will be based on the number of Fibrek Shares acquired on such date in proportion to the number of issued and outstanding Fibrek Shares as of such date. See Section 1 of the Offer to Purchase and Circular, “The Offer”.

This Notice of Change, Variation and Extension varies and supplements and should be read in conjunction with the Offer to Purchase and Circular, as previously varied by the Notices. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Offer to Purchase and Circular, as varied by the Notices, unless the context otherwise requires, and “we”, “us” and “our” refer to the Offerors or to Mercer with its subsidiaries and controlled affiliates, either individually or collectively, as the context may require.

Fibrek shareholders who have validly deposited and not withdrawn their Fibrek Shares do not need to take any further action to accept the Offer. Fibrek shareholders desiring to deposit all or any portion of their Fibrek Shares under the Offer should either: (i) complete and sign the Letter of Transmittal (printed on BLUE paper) previously provided to Fibrek shareholders in accordance with the instructions in the Letter of Transmittal and mail or deliver it, together with the certificate(s) evidencing deposited Fibrek Shares, and any other required documents, to Computershare Investor Services Inc. (the “Depositary”) at its office specified in the Letter of Transmittal; (ii) deposit such Fibrek Shares pursuant to the procedures for book-entry transfer set forth in Section 3 of the Offer to Purchase, “Manner of Acceptance”; or (iii) request such Fibrek shareholder’s broker, dealer, commercial bank, trust company or other nominee to effect the transaction for such Fibrek shareholder. Any Fibrek shareholder whose Fibrek Shares are registered in the name of a broker, investment dealer, bank, trust company or other nominee must contact the Depositary or its broker, investment dealer, bank, trust company or other nominee if such Fibrek shareholder desires to deposit such Fibrek Shares in the Offer.

If a Fibrek shareholder desires to deposit Fibrek Shares pursuant to the Offer and: (i) the certificates evidencing such Fibrek Shares are not immediately available; (ii) such shareholder cannot deliver the certificates and all other required documents to the Depositary before the Expiry Time; or (iii) such shareholder cannot comply with the procedures for book-entry transfer on a timely basis, such Fibrek Shares may nevertheless be validly deposited under the Offer in compliance with the procedures for guaranteed delivery using the accompanying Notice of Guaranteed Delivery (printed on YELLOW paper). See Section 3 of the Offer to Purchase, “Manner of Acceptance”.

Shares of Mercer common stock are traded on the NASDAQ Global Market (“NASDAQ”) under the symbol “MERC” and the Toronto Stock Exchange (“TSX”) under the symbol “MRI.U”. Fibrek Shares are traded on TSX under the symbol “FBK”.

The securities offered in the Offer involve certain risks. For a discussion of risk factors you should consider in evaluating the Offer, see the Section entitled “Risk Factors” beginning on page 22 of the Offer to Purchase and Circular.

NONE OF THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “SEC”), ANY STATE SECURITIES COMMISSION, ANY CANADIAN SECURITIES REGULATORY AUTHORITY OR ANY OTHER REGULATORY AUTHORITY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE OFFER TO PURCHASE AND CIRCULAR OR ANY AMENDMENT THERETO. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Questions or requests for assistance may be directed to The Laurel Hill Advisory Group Company (the “Information Agent”) at its address and telephone number set forth on the back cover of this Notice of Change, Variation and Extension. Requests for additional copies of this document, the Offer to Purchase and Circular, the

Notices, the Letter of Transmittal and the Notice of Guaranteed Delivery may be directed to the Information Agent, and copies will be furnished promptly at our expense. Fibrek shareholders may also contact their brokers, investment dealers, banks, trust companies or other nominees for assistance concerning the Offer.

We have not authorized anyone to provide any information or make any representation in connection with the Offer that is different from, or in addition to, the information and representations contained in this document, in the Offer to Purchase and Circular, the Notices or in any materials regarding the Offer accompanying this document, the Offer to Purchase and Circular or the Notices or otherwise incorporated by reference herein or therein. Fibrek shareholders should not rely on any information or any representation regarding the Offer not contained in this document, the Offer to Purchase and Circular, the Notices or in any materials regarding the Offer accompanying this document, the Offer to Purchase and Circular, the Notices or otherwise incorporated by reference herein or therein.

While the Offer is being made to all holders of Fibrek Shares, this document does not constitute an offer or a solicitation in any jurisdiction in which such offer or solicitation is unlawful. The Offer is not being made in, nor will deposits be accepted in, any jurisdiction in which the making or acceptance thereof would not be in compliance with the laws of such jurisdiction. However, we may, in our sole discretion, take such action as we may deem necessary to make the Offer in any such jurisdiction.

NOTICE TO SHAREHOLDERS IN CANADA

We present our financial statements in Euros and prepare our financial statements in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). Financial information in the Offer to Purchase and the Circular, as varied by the Notices and as varied and supplemented this Notice of Change, Variation and Extension, has been prepared in accordance with U.S. GAAP, and therefore may not be comparable to financial data prepared by many Canadian companies.

Fibrek shareholders in Canada should be aware that the disposition of Fibrek Shares and the acquisition of Mercer Shares by them as described herein or in the Offer to Purchase and Circular, as varied by the Notices, may have tax consequences both in Canada and the U.S. Such consequences may not be fully described herein or in the Offer to Purchase and Circular, as varied by the Notices, and such shareholders are encouraged to consult their tax advisors. See Section 17 of the Circular, “Material Canadian Federal Income Tax Considerations” and Section 18 of the Circular, “Material U.S. Federal Income Tax Considerations”.

Certain of the directors and officers of Mercer and certain of the experts named herein or in the Offer to Purchase and Circular, as varied by the Notices, may reside outside of Canada. Substantially all of the assets of these persons and of Mercer may be located outside of Canada. It may not be possible for investors to effect service of process within Canada upon the directors, officers and experts referred to above. It may also not be possible to enforce against Mercer, its directors and officers and certain of the experts named herein or in the Offer to Purchase and Circular, as varied by the Notices, judgments obtained in Canadian courts predicated upon the civil liability provisions of applicable securities laws in Canada.

NOTICE TO SHAREHOLDERS IN THE U.S.

We present our financial statements in Euros and prepare our financial statements in accordance with U.S. GAAP. Financial statements for Fibrek included herein or in the Offer to Purchase and Circular, as varied by the Notices, have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board, which differ from U.S. GAAP in certain material respects, and thus may not be comparable to financial statements of U.S. companies.

Fibrek shareholders in the U.S. should be aware that the disposition of Fibrek Shares and the acquisition of Mercer Shares by them as described herein or in the Offer to Purchase and Circular, as varied by the Notices, may have tax consequences both in the U.S. and in Canada. Such consequences may not be fully described herein or in the Offer to Purchase and Circular, as varied by the Notices, and such shareholders are encouraged to consult their tax advisors. See Section 18 of the Circular, “Material U.S. Federal Income Tax Considerations” and Section 17 of the Circular, “Material Canadian Federal Income Tax Considerations”.

The enforcement by investors of civil liabilities under U.S. federal securities laws may be affected adversely by the fact that Mercer Acquisition is organized under the laws of Canada, that some or all of our officers and directors may reside outside the U.S., that some of the experts named herein or in the Offer to Purchase and Circular, as varied by the Notices, may reside outside the U.S., and that all or a substantial portion of our assets and of the assets of such persons may be located outside the U.S.

NOTICE TO HOLDERS OF OPTIONS

The Offer is made only for Fibrek Shares, including Fibrek Shares issued and outstanding before the Expiry Time upon the exercise of options issued under the Fibrek SOP, together with, under the varied Offer, any New Rights issued under the New Rights Plan and any other rights associated with Fibrek Shares that may be issued under any other shareholder rights plans which may be adopted by Fibrek before the Expiry Time, and is not made for any stock options issued under the Fibrek SOP. Any holder of stock options issued under the Fibrek SOP who wishes to accept the Offer should, to the extent permitted by the terms of the security and applicable laws, exercise the options in order to obtain Fibrek Shares and deposit those Fibrek Shares pursuant to the Offer. Any such exercise must be completed sufficiently in advance of the Expiry Time to assure compliance with the procedures set forth in Section 3 of the Offer to Purchase, “Manner of Acceptance”. Pursuant to the Support Agreement, Fibrek has agreed that until the expiry date, subject to the terms of the Fibrek SOP and the receipt of any necessary approvals and in accordance with applicable securities laws, it shall take such actions as may be necessary or desirable, including amending the terms of the Fibrek SOP, to provide that the vesting of any unvested Eligible Options be accelerated and a cashless exercise of the Eligible Options be effected solely for the purpose of tendering under the Offer all Fibrek Shares issued in connection with such cashless exercise. Mercer and Fibrek have also agreed in the Support Agreement that all Conditional Option Exercises shall be deemed to have been exercised immediately prior to the take-up of the Fibrek Shares by Mercer. Mercer shall accept as validly tendered under the Offer all of the Fibrek Shares to be issued pursuant to the Conditional Option Exercise, provided that the holders of such Fibrek options confirm to Fibrek and Mercer that such Fibrek Shares are tendered pursuant to the Offer. The Support Agreement provides that Fibrek shall resolve prior to the Effective Time that all Eligible Options remaining and not exercised at the Effective Time shall be terminated for no consideration, which termination shall not require the consent of any holders of Fibrek options. The income tax consequences to holders of stock options issued under the Fibrek SOP are not described under Section 17 of the Circular, “Material Canadian Federal Income Tax Considerations” or under Section 18 of the Circular, “Material U.S. Federal Income Tax Considerations”. Any holders of options should consult their own tax advisors for advice with respect to the actual or potential income tax consequences to them in connection with a decision they may make to exercise or not to exercise their options prior to the Expiry Time or thereafter.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

Statements in this Notice of Change, Variation and Extension, the Offer to Purchase and Circular, the Notices and the documents incorporated by reference herein or therein that are not reported financial results or other historical information of the Offerors or Fibrek, are “forward-looking” statements and involve risks and uncertainties relating to business outlook; assessment of market conditions; liquidity outlook, prospects, growth, strategies and the industry in which we operate; expected benefits resulting from the Offer and stated reasons to accept the Offer; and strategies for achieving our goals generally. Forward-looking statements may be identified by the use of forward-looking terminology such as the words “should”, “would”, “could”, “will”, “may”, “expect”, “believe”, “anticipate”, “attempt”, “project” and other terms with similar meaning indicating possible future events or potential impact on our business or Mercer shareholders.

The reader is cautioned not to place undue reliance on these forward-looking statements, which are not guarantees of future performance. These statements are based on management’s current assumptions, beliefs and expectations, all of which involve a number of business risks and uncertainties that could cause actual results to differ materially. The potential risks and uncertainties that could cause our actual future financial condition, results of operations and performance to differ materially from those expressed or implied in this Notice of Change, Variation and Extension, the Offer to Purchase and Circular, the Notices and the documents incorporated by reference herein or therein include, but are not limited to: Mercer Shares issued in connection with the Offer may have a market value lower than expected; the businesses of Mercer and Fibrek may not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; the expected benefits, synergies and cost savings from the Offer may not be fully realized or not realized within the expected time frame; the possible delay in the completion of the steps required to be taken for our acquisition of Fibrek, including the possibility that any approvals or clearances required to be obtained from regulatory and other agencies and bodies will not be obtained in a timely manner; disruption from the proposed transaction making it more difficult to maintain relationships with customers, employees and suppliers; and all other potential risks and uncertainties set forth under the Section entitled “Risk Factors” in the Offer to Purchase and Circular, as varied by the Notices.

The completion of the Offer is subject to a number of terms and conditions. The conditions to the Offer may not be satisfied in accordance with their terms, and/or we may exercise our termination rights under the amended Support Agreement, in which case the Offer could be terminated. The outcome of the appeal of the decision of the Québec Court of Appeal may also have an impact on the completion of the Offer. Failure to complete the Offer could have a material adverse impact on the market price of the Fibrek Shares.

All forward-looking statements in this Notice of Change, Variation and Extension, the Offer to Purchase and Circular, the Notices and the documents incorporated by reference herein or therein are expressly qualified by the cautionary statements contained or referred to in this section and in our other filings with the SEC and the Canadian securities regulatory authorities. We disclaim any obligation to publicly update or revise any forward-looking information, whether as a result of new information, future events or otherwise, except as required by applicable laws.

MARKET AND INDUSTRY DATA

Information about industry or general economic conditions contained in this Notice of Change, Variation and Extension, the Offer to Purchase and Circular, the Notices and the documents incorporated by reference herein or therein is derived from third-party sources and certain trade publications that we believe are widely accepted and accurate; however, we have not independently verified this information and cannot provide assurances of its accuracy.

RECENT DEVELOPMENTS

On April 2, 2012, we commenced an application before the Bureau de décision for a “cease trade” order and/or other appropriate relief in respect of the Abitibi Bid, including preventing Steelhead Partners, LLC and Fairfax Financial Holdings Limited from tendering their Fibrek Shares to the Abitibi Bid. As at the date hereof, the hearing before the Bureau de décision currently has been set for April 18, 2012.

On April 9, 2012, the SEC declared effective our registration statement relating to the Offer.

On April 10, 2012, we obtained the Mercer Shareholder Approval approving the issuance of Mercer Shares pursuant to the Offer.

On April 11, 2012, we and Fibrek entered into an amended Support Agreement, pursuant to which, among other things, we agreed to increase the Offer price per Fibrek Share to C$1.40 and Fibrek agreed to increase the expense reimbursement fee payable to Mercer in certain circumstances to C$2.4 million. In connection with the enhanced Offer, Fibrek also adopted the New Rights Plan, in substantially the form of its shareholder rights plan dated December 19, 2011. Readers are referred to a full copy of the amended Support Agreement available on SEDAR at www.sedar.com.

Also on April 11, 2012, Fibrek announced that the Supreme Court of Canada granted Fibrek’s request to expedite the application for permission to appeal the Québec Court of Appeal’s decision to maintain the cease trade order against the Special Warrants. In the event that permission to appeal is granted, the decision to expedite the appeal will be decided by the panel of judges, on the application for leave to appeal.

On the same day, the Bureau de décision, on application by Abitibi, issued a cease trade order, effective immediately, against the New Rights Plan. On April 11, 2012, Fibrek announced that it was seeking to immediately appeal the decision of the Bureau de décision.

On April 12, 2012, Abitibi announced that the applicable conditions to the Abitibi Bid had been satisfied, and that it had taken up and accepted for payment all Fibrek common shares tendered under the Abitibi Bid. Abitibi also announced that it was further extending its bid to 5:00 p.m. (Eastern Time) on April 23, 2012.

On April 12, 2012, pursuant to the terms of the amended Support Agreement, Mercer was paid an expense reimbursement fee of C$2.4 million in connection with Abitibi’s take up and acceptance for payment of all Fibrek common shares tendered under the Abitibi Bid.

MARKET PRICES AND EXCHANGE RATE

On April 12, 2012, the closing sale price of the Mercer Shares on the NASDAQ was $7.34 and the closing sale price of the Fibrek Shares on the TSX was C$1.05.

On April 6, 2012, the date of the noon buying rates in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York for the conversion of Euros and Canadian dollars to U.S. dollars was €0.7640 per U.S. dollar and C$0.9977 per U.S. dollar. Fibrek shareholders are encouraged to obtain current market quotations for Mercer Shares and Fibrek Shares and current exchange rate information prior to making any decision with respect to the Offer.

NOTICE OF CHANGE, VARIATION AND EXTENSION

The Offer to Purchase and Circular, as varied by the Notices and as varied and supplemented by this Notice of Change, Variation and Extension, contains important information which should be read carefully before making a decision with respect to the Offer.

April 13, 2012

TO HOLDERS OF FIBREK SHARES:

On April 13, 2012, by written notice given to the Depositary and as set forth in this Notice of Change, Variation and Extension, we varied and supplemented our Offer to Purchase and Circular dated February 29, 2012, as varied by the Notices, pursuant to which we are offering to purchase, on the terms and subject to the conditions contained therein, all of the issued and outstanding Fibrek Shares (the “Original Offer”). Unless the context otherwise requires, capitalized terms used but not defined herein have the meanings set forth in the Offer to Purchase and Circular, as varied by the Notices.

Consequential variations in accordance with this Notice of Change, Variation and Extension are deemed to be made when required to the Offer to Purchase and Circular, the Letter of Transmittal, the Notice of Guaranteed Delivery and the Notices. Except as otherwise set forth in this Notice of Change, Variation and Extension, the terms and conditions of the Original Offer set forth in the Offer to Purchase and Circular, as varied by the Notices, continues to be applicable in all respects. This Notice of Change, Variation and Extension should be carefully read in conjunction with the Offer to Purchase and Circular, the Letter of Transmittal and the Notice of Guaranteed Delivery, in each case as may be varied by the Notices.

All references to the “Offer” in the Offer to Purchase and Circular, the Letter of Transmittal, the Notice of Guaranteed Delivery, in each case as may be varied by the Notices, and this Notice of Change, Variation and Extension mean the Original Offer, as varied and supplemented further by this Notice of Change, Variation and Extension.

1.	INCREASE IN THE OFFER PRICE

The Offerors have varied the Offer by increasing the per Fibrek Share consideration payable under the Offer from, at the election of each holder, (i) C$1.30 in cash; (ii) C$0.54 in cash plus 0.0903 of a Mercer Share; or (iii) 0.1540 of a Mercer Share, subject, in the case of (i) and (iii), to proration, to (a) C$1.40 in cash; (b) C$0.64 in cash plus 0.0903 of a Mercer Share; or (c) 0.1659 of a Mercer Share, subject, in the case of (a) and (c), to proration. Accordingly, the definitions of “Cash Only Option”, “Cash and Share Option” and “Shares Only Option” in Section 1 of the Offer to Purchase, “The Offer” are deleted and replaced by the following:

•	C$1.40 in cash, subject to proration (the “Cash Only Option”);

•	C$0.64 in cash plus 0.0903 of a Mercer Share (the “Cash and Share Option”); or

•	0.1659 of a Mercer Share, subject to proration (the “Shares Only Option”).

The Offer, as varied, represents, as at February 9, 2012, the day immediately before we announced our intention to make the Offer, a premium of 40% over the unsolicited insider bid made by Abitibi, 94% over the closing price of the Fibrek Shares on November 28, 2011, the date of announcement of the Abitibi Bid, and approximately 84% over the volume-weighted average trading price of the Fibrek Shares on the TSX for the 20 trading days ending on such date.

The definitions of “Cash Only Option”, “Cash and Share Option” and “Shares Only Option” and all references in the Offer to Purchase and Circular, the Letter of Transmittal, the Notice of Guaranteed Delivery and the Notices to the price offered for each Fibrek Share and the premium represented by the Offer price are hereby varied to reflect the foregoing.

The Maximum Cash Consideration has been increased to C$83,007,556, while the Maximum Share Consideration remains 11,741,496. Accordingly, the definition of “Maximum Cash Consideration” included in the Offer to Purchase and Circular, as may be varied by the Notices, is deleted and the following definition is added to the “Glossary” section in the appropriate alphabetical order:

““Maximum Cash Consideration” means the maximum amount of cash consideration available under the Offer, being C$83,007,556 based on 130,075,556 issued and outstanding Fibrek Shares as at the date hereof.”

All references in the Offer to Purchase and Circular, the Letter of Transmittal, the Notice of Guaranteed Delivery and the Notices to the “Maximum Cash Consideration” offered by the Offerors and the maximum cash available under the Offer are varied to reflect the foregoing change.

Assuming that all of the conditions to the Offer are satisfied or waived, all shareholders whose Fibrek Shares are taken up under the Offer, including shareholders who have already deposited their Fibrek Shares to the Offer, will receive the increased consideration for their Fibrek Shares.

The pro forma financial information at Appendix B, “Pro Forma Financial Statements” to the Offer to Purchase and Circular has been revised to account for the foregoing variations. Accordingly, Appendix B, “Pro Forma Financial Statements” is deleted and replaced by Appendix B, “Pro Forma Financial Statements” attached hereto.

2.	EXTENSION OF THE OFFER

We are extending the expiry time of the Offer to 11:59 p.m. (Eastern Time) on April 27, 2012.

In connection with the foregoing, the definition of “Expiry Time” included in the Offer to Purchase and Circular, as may be varied by the Notices, is deleted and the following definition is added to the “Glossary” section in the appropriate alphabetical order:

““Expiry Time” means 11:59 p.m., Eastern Time, on April 27, 2012 or as may be extended.”

Section 2 of the Offer to Purchase, “Time for Acceptance”, is deleted in its entirety and replaced with the following:

“The Expiry Time is at 11:59 p.m., Eastern Time, on April 27, 2012 or, if later, the latest date and time to which the time of expiration of the Offer has been extended, as described in Section 5 of the Offer to Purchase, “Extension of the Expiry Time, Withdrawal, Variation or Change of the Offer”. We will not amend the Offer in such a manner as would cause the Expiry Time to occur earlier than 11:59 p.m., Eastern Time, on April 27, 2012.

The Expiry Time may be subject to extensions, depending on the timing of receipt of regulatory approvals and other factors.”

In addition, all references to “5:00 p.m., Eastern Time, on April 16, 2012” in the Offer to Purchase and Circular, the Letter of Transmittal and the Notice of Guaranteed Delivery that accompanied the Offer to Purchase and Circular, each as may be varied by the Notices, are varied to now refer to “11:59 p.m., Eastern Time, on April 27, 2012.”

3.	THE NEW RIGHTS PLAN

The Offerors have varied the Offer by extending it to include any New Rights issued under the New Rights Plan and any other rights associated with Fibrek Shares that may be issued under any other shareholder rights plans which may be adopted by Fibrek before the Expiry Time. This variation to the Offer has been made in order to take into account the fact that the New Rights Plan was adopted after the date of the Original Offer.

In connection with the foregoing, the definition of “Fibrek Shares” included in the Offer to Purchase and Circular, as may be varied by the Notices, is deleted and the following definition is added to the “Glossary” section in the appropriate alphabetical order:

““Fibrek Shares” means all of the issued and outstanding common shares of Fibrek, including any Fibrek common shares that may become issued and outstanding after the date of the Offer but before the Expiry Time upon the exercise of options issued under the Fibrek SOP, together with any New Rights issued under the New Rights

Plan and any other rights associated with common shares of Fibrek that may be issued under any other shareholder rights plans which may be adopted by Fibrek before the Expiry Time, but not including any common shares of Fibrek that may be issued pursuant to the New Rights.”

The following definitions are added to the “Glossary” section in the appropriate alphabetical order:

““New Rights” means the rights issued under the New Rights Plan.”

““New Rights Plan” means the shareholders rights plan of Fibrek dated April 11, 2012.”

The paragraph under the heading “Notice to Holders of Options” on page (iii) of the Offer to Purchase and Circular, the last paragraph of Section 1 of the Offer to Purchase and Circular, “The Offer” and the paragraph under Section 8 of the Circular, “Treatment of Fibrek Options” are each deleted in their entirety and each is replaced with the following:

“The Offer is made only for Fibrek Shares, including Fibrek Shares issued and outstanding before the Expiry Time upon the exercise of options issued under the Fibrek SOP, together with any rights associated with Fibrek Shares that may be issued under the New Rights Plan, and is not made for any stock options issued under the Fibrek SOP. Any holder of stock options issued under the Fibrek SOP who wishes to accept the Offer should, to the extent permitted by the terms of the security and applicable Laws, exercise the options in order to obtain Fibrek Shares and deposit those Fibrek Shares pursuant to the Offer. Any such exercise must be completed sufficiently in advance of the Expiry Time to assure compliance with the procedures set forth in Section 3 of the Offer to Purchase, “Manner of Acceptance”. Pursuant to the Support Agreement, Fibrek has agreed that until the expiry date, subject to the terms of the Fibrek SOP and the receipt of any necessary approvals and in accordance with applicable securities laws, it shall take such actions as may be necessary or desirable, including amending the terms of the Fibrek SOP, to provide that the vesting of any unvested Eligible Options be accelerated and a cashless exercise of the Eligible Options be effected solely for the purpose of tendering under the Offer all Fibrek Shares issued in connection with such cashless exercise. Mercer and Fibrek have also agreed in the Support Agreement that all Conditional Option Exercise shall be deemed to have been exercised immediately prior to the take-up of the Fibrek Shares by Mercer. Mercer shall accept as validly tendered under the Offer all of the Fibrek Shares to be issued pursuant to the Conditional Option Exercise, provided that the holders of such Fibrek options confirm to Fibrek and Mercer that such Fibrek Shares are tendered pursuant to the Offer. The Support Agreement provides that Fibrek shall resolve prior to the Effective Time that all Eligible Options remaining and not exercised at the Effective Time shall be terminated for no consideration, which termination shall not require the consent of any holders of Fibrek options. The income tax consequences to holders of stock options issued under the Fibrek SOP are not described under Section 17 of the Circular, “Material Canadian Federal Income Tax Considerations” or under Section 18 of the Circular, “Material U.S. Federal Income Tax Considerations”. Any holders of options should consult their own tax advisors for advice with respect to the actual or potential income tax consequences to them in connection with a decision they may make to exercise or not exercise their options prior to the Expiry Time or thereafter.”

All references in the Offer to Purchase and Circular, the Letter of Transmittal, the Notice of Guaranteed Delivery and the Notices to the securities subject to the Offer are varied to reflect the foregoing changes.

4.	AMENDMENTS TO CAPITALIZATION

The consolidated capitalization disclosure under Section 1 of the Circular, “About Mercer International Inc. – Our Capitalization – Our Capitalization after the Offer” is deleted in its entirety and replaced by the following:

“The table below sets forth our consolidated capitalization as at December 31, 2011, assuming and giving effect to the consummation of the Offer and any Second Step Transaction as of the same date, based upon the following assumptions:

(a)	we acquire 130,075,556 Fibrek Shares (being the total number of Fibrek Shares issued and outstanding as at the date hereof);

(b)

the number of Fibrek Shares that may become issued and outstanding after the date of the Offer but before the Expiry Time (or before the date on which any Second Step Transaction is consummated) upon the exercise of options issued under the Fibrek SOP or the exercise, conversion or exchange of any other securities of Fibrek that are convertible into or exercisable or exchangeable for Fibrek Shares is 2,221,278, on the basis that: (i) all of the options granted under Fibrek’s SOP, other than 2,221,278 options, have an exercise price that exceeds the Offer Consideration of C$1.40 as at the date hereof; and (ii) Fibrek does not currently have any other securities outstanding that are convertible into or exercisable or exchangeable for Fibrek Shares;

(c)	55,779,204 Mercer Shares were issued and outstanding and 175,000 Mercer Shares are issuable upon the exercise or conversion of outstanding equity awards, each as of December 31, 2011; and

(d)	we pay an amount of C$83,118,620 in cash, and we issue 11,741,496 Mercer Shares, being the Maximum Share Consideration, as aggregate Offer Consideration to Fibrek shareholders under the Offer and any Second Step Transaction.

The table below should be read in conjunction with the information provided in our 2011 Annual Report, which includes our audited consolidated financial statements for the year ended December 31, 2011, which report is incorporated by reference into this document.

	As at December 31, 2011 (Euros in thousands, except share data)
	Actual	As Adjusted(1)
Number of Mercer Shares outstanding	55,779,204	67,520,700
Cash and cash equivalents	105,072	99,444
Long-term debt	734,086	874,174
Shareholders’ equity:
Mercer Shares	247,642	323,440
Additional Paid-In Capital	(4,857)	(4,141)
Retained earnings	37,985	33,740
Accumulated other comprehensive loss	21,346	21,346
Total shareholders’ equity (excluding non-controlling interests)	302,116	374,385

(1)	Assumes and gives effect to the consummation of the Offer and any Second Step Transaction as if the transaction(s) contemplated thereunder had occurred as of December 31, 2011.

Based on the foregoing, and assuming that, as aggregate Offer Consideration, we pay an amount of C$83,118,620 in cash, and we issue 11,741,496 Mercer Shares, being the Maximum Share Consideration, former Fibrek shareholders would, under the Offer (including pursuant to any Second Step Transaction), receive in the aggregate approximately 17% of the number of Mercer Shares outstanding immediately following the issuance of such Mercer Shares.”

5.	AMENDED SUPPORT AGREEMENT

On April 11, 2012, we and Fibrek entered into an amended Support Agreement, pursuant to which, among other things, we agreed to increase the Offer price per Fibrek Share and Fibrek agreed to increase the expense reimbursement fee payable to Mercer in certain circumstances to C$2.4 million.

The second sentence in the paragraph under the heading “Support Agreement – Termination Fee” in Section 7 of the Circular, “Certain Relationships between Fibrek and Us” on page 54 is deleted and replaced with the following:

“In certain circumstances, Mercer is entitled to an expense reimbursement of C$2,400,000 (the “Expense Reimbursement”).”

6.	SOURCES AND AMOUNT OF FUNDS

The first paragraph in Section 9 of the Circular, “Sources and Amount of Funds” is deleted and replaced with the following.

“The Offer is not subject to any financing condition. The maximum amount of funds required by us to consummate the Offer and any Second Step Transaction (including the payment of Fibrek Shares issued as a result of exercised options or other rights but excluding the payment of related fees and expenses) is C$83,118,620. We will pay the cash portion of the Offer and any Second Step Transaction and any related fees with: (i) our existing cash, cash equivalents and marketable securities on hand; (ii) advances under our existing credit facilities; and/or (iii) advances from three new credit facilities aggregating C$70,000,000 pursuant to three commitment letters from Québec based capital providers.”

7.	OTHER AMENDMENT(S)

The definition of “Conditional Option Exercise” included in the Offer to Purchase and Circular, as may be varied by the Notices, is deleted and the following definition is added to the “Glossary” section in the appropriate alphabetical order:

““Conditional Option Exercise” means all Eligible Options tendered to Fibrek for exercise, conditional upon the Offerors taking up the Fibrek Shares under the Offer.”

All references in the Offer to Purchase and Circular, the Letter of Transmittal, the Notice of Guaranteed Delivery and the Notices to the “Conditional Option Exercise” are varied to reflect the foregoing change.

8.	TIME FOR ACCEPTANCE

The Offer will remain open for acceptance until 11:59 p.m., Eastern Time, on April 27, 2012, unless extended or withdrawn by us.

9.	MANNER OF ACCEPTANCE

Fibrek Shares which have not already been deposited pursuant to the Offer may be deposited under the Offer in accordance with the provisions of Section 3 of the Offer to Purchase, “Manner of Acceptance”.

10.	TAKE UP AND PAYMENT FOR DEPOSITED FIBREK SHARES

If all conditions described in the Offer to Purchase and Circular have been satisfied or waived by us at or immediately prior to the Expiry Time, we will take up and promptly pay for Fibrek Shares validly deposited under the Offer and not properly withdrawn. Under Canadian Law, take up and payment must occur no later than ten days after the Expiry Time. All Fibrek Shares taken up under the Offer will be paid for promptly and, in any event, within three Business Days after having been taken up. Fibrek Shares deposited pursuant to the Offer after the first date on which Fibrek Shares have been taken up and paid for by us will be taken up and paid for not later than ten days after such deposit.

Fibrek shareholders should refer to Section 6 of the Offer to Purchase, “Take Up and Payment for Deposited Fibrek Shares” for details regarding the take up of and payment for Fibrek Shares deposited under the Offer.

11.	WITHDRAWAL OF DEPOSITED SHARES

Fibrek Shares deposited under the Offer may be withdrawn by or on behalf of the depositing Fibrek shareholder (unless otherwise required or permitted by applicable Laws):

•	at any time before Fibrek Shares deposited under the Offer are taken up and paid for by us;

•	at any time prior to 11:59 p.m. (Eastern Time) on April 27, 2012; or

•	at any time before the expiration of the tenth day after the date upon which:

(i)

a notice of change relating to a change that has occurred in the information contained in the Offer to Purchase and Circular, and such change is one that would reasonably be expected to affect the decision of a Fibrek shareholder to accept or reject the Offer (other than a change that is not within our control or the control of our affiliates, unless it is a change in a material fact relating to Mercer Shares); provided that such change occurs before the Expiry Time or after the Expiry Time but before the expiration of all rights of withdrawal in respect of the Offer; or

(ii)	any subsequent notice of variation concerning a further variation of the terms of the Offer;

is first mailed, delivered or otherwise properly communicated, unless in either case the Fibrek Shares have been taken up before the date of such notice of change or variation.

The ten-day period referred to above may be extended to ten Business Days where required by U.S. securities Laws.

Notice of withdrawal of deposited Fibrek Shares must: (i) be made by a method that provides the Depositary with a timely written or printed copy of such notice; (ii) be made by or on behalf of the depositing Fibrek shareholder; (iii) be signed by or on behalf of the depositing Fibrek shareholder; (iv) specify such Fibrek shareholder’s identity, the number of Fibrek Shares to be withdrawn, and the name of the registered Fibrek shareholder; and (v) be actually received by the Depositary within the applicable time limits specified above.

If certificates evidencing the Fibrek Shares to be withdrawn have been delivered or otherwise identified to the Depositary then, prior to the physical release of such certificates, the serial numbers shown on such certificates must be submitted to the Depositary and, unless the notice of withdrawal is signed by the registered owner of such Fibrek Shares or such Fibrek Shares have been deposited by or for the account of an Eligible Institution, the signature(s) on the notice of withdrawal must be guaranteed by an Eligible Institution. If Fibrek Shares have been deposited pursuant to the procedures for book-entry transfer as described in Section 3 of the Offer to Purchase, “Manner of Acceptance”, any notice of withdrawal must specify the name and number of the account at CDS or DTC, as applicable, to be credited with the withdrawn Fibrek Shares or otherwise comply with the procedures of CDS or DTC, as applicable.

Withdrawals may not be rescinded and will take effect upon actual receipt by the Depositary of a properly completed notice of withdrawal. Any Fibrek Shares withdrawn will be deemed not properly deposited for the purposes of the Offer, but may be re-deposited at any time on or prior to the Expiry Time by following the applicable procedures described in Section 3 of the Offer to Purchase, “Manner of Acceptance”.

12.	STATUTORY RIGHTS

Securities legislation in the provinces and territories of Canada provides security holders of Fibrek with, in addition to any other rights they may have at law, one or more rights of rescission, price revision or to damages, if there is a misrepresentation in a circular or notice that is required to be delivered to those securityholders. However, such rights must be exercised within prescribed time limits. Securityholders should refer to the applicable provisions of the securities legislation of their province or territory for particulars of those rights or consult a lawyer.

APPROVAL AND CERTIFICATE OF MERCER INTERNATIONAL INC.

The foregoing, together with the Offer to Purchase and Circular and the Notices, contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

Dated: April 13, 2012

(Signed) Jimmy S. H. Lee	(Signed) David M. Gandossi
Jimmy S.H. Lee President and Chief Executive Officer	David M. Gandossi Executive Vice President, Chief Financial Officer and Secretary

On behalf of the board of directors

(Signed) Eric Lauritzen	(Signed) William McCartney
Eric Lauritzen Director	William McCartney Director

APPROVAL AND CERTIFICATE OF MERC ACQUISITION INC.

The foregoing, together with the Offer to Purchase and Circular and the Notices, contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

Dated: April 13, 2012

(Signed) Jimmy S.H. Lee	(Signed) David M. Gandossi
Jimmy S.H. Lee President	David M. Gandossi Secretary

On behalf of the board of directors

(Signed) Jimmy S.H. Lee	(Signed) David M. Gandossi
Jimmy S.H. Lee President	David M. Gandossi Secretary

THE DEPOSITARY FOR THE OFFER IS:

By Registered Mail, Hand or Courier Computershare Investor Services Inc. 100 University Avenue 9th Floor Toronto, Ontario M5Y 2Y1 Attention: Corporate Actions	By Mail Computershare Investor Services Inc. P.O. Box 7021 31 Adelaide Street East Toronto, Ontario M5C 3H2

Inquiries

Toll Free (North America): 1-800-564-6253

Overseas: 1-514-982-7555

E-mail: corporateactions@computershare.com

ANY QUESTIONS OR REQUESTS FOR ASSISTANCE MAY BE DIRECTED TO THE

INFORMATION AGENT:

Toll-Free (North America): 1-877-304-0211

Banks brokers or collect calls: 416-304-0211

Email: assistance@laurelhill.com

APPENDIX B—PRO FORMA FINANCIAL STATEMENTS

MERCER INTERNATIONAL INC.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEETS

As at December 31, 2011

(In thousands of Euros)

	Mercer U.S. GAAP	Fibrek IFRS	Adjustments U.S. GAAP	Note		Fibrek U.S. GAAP	Acquisition Adjustments	Note		Pro Forma Consolidated
ASSETS
Current assets
Cash and cash equivalents	€105,072	€4,226	€—			€4,226	€(9,854)	4	(n)	€99,444
Marketable securities	12,216	24	—			24	—			12,240
Receivables	120,487	47,975	—			47,975	—			168,462
Inventories	120,539	75,698	—			75,698	—			196,237
Prepaid expenses and other	8,162	2,420	—			2,420	—			10,582
Deferred income tax	6,750	—	—			—	—			6,750

Total current assets	373,226	130,343	—			130,343	(9,854)			493,715
Long-term assets
Property, plant and equipment	820,974	233,267	135,790	4	(a)(b)(c)	369,057	(188,159)	4	(k)	1,001,872
Deferred note issuance and other	10,763	1,577	1,358	4	(g)	2,935	(1,604)	4	(n)(k)	12,094
Deferred income tax	12,287	—	—			—	—			12,287
Note receivable	—	—	—			—	—			—

	844,024	234,844	137,148			371,992	(189,763)			1,026,253

Total assets	€1,217,250	€365,187	€137,148			€502,335	€(199,617)			€1,519,968

LIABILITIES
Current liabilities
Accounts payable and other	€99,640	€50,490	€—			€50,490	€7,262	4	(h)(i)(j)(n)	€157,392
Pension and other post-retirement benefit obligations	756	—	—			—	—			756
Debt	25,671	1,528	334	4	(g)	1,862	3,790	4	(n)	31,323

Total current liabilities	126,067	52,018	334			52,352	11,052			189,471

Long-term liabilities
Debt	708,415	84,860	1,024	4	(g)	85,884	48,552	4	(n)(q)	842,851
Unrealized interest rate derivative losses	52,391	—	—			—	—			52,391
Pension and other post-retirement benefit obligations	31,197	28,924	—			28,924	—			60,121
Capital leases and other	13,053	4,512	(827)	4	(d)	3,685	—			16,738
Deferred income tax	2,585	—	—			—	—			2,585

	807,641	118,296	197			118,493	48,552			974,686

Total liabilities	€933,708	€170,314	€531			€170,845	€59,604			€1,164,157

EQUITY
Shareholders’ equity
Share capital	€247,642	€527,960	€—			€527,960	€(452,162)	4	(m)(p)	€323,440
Paid-in capital	(4,857)	—	—			—	716	4	(q)	(4,141)
Retained earnings (deficit)	37,985	(331,427)	148,171	4	(a) to (f)	(183,256)	179,011	4	(m)(i)	33,740
Accumulated other comprehensive income	21,346	(1,660)	(11,554)	4	(e)(f)	(13,214)	13,214	4	(m)	21,346

Total shareholder equity	302,116	194,873	136,617			331,490	(259,221)			374,385

Noncontrolling deficit	(18,574)	—	—			—	—			(18,574)

Total equity	283,542	194,873	136,617			331,490	(259,221)			355,811

Total liabilities and equity	€1,217,250	€365,187	€137,148			€502,335	€(199,617)			€1,519,968

The accompanying notes are an integral part of these financial statements.

MERCER INTERNATIONAL INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

For the year ended December 31, 2011

(In thousands of Euros, except per share data)

	Mercer U.S. GAAP	Fibrek IFRS	Adjustments U.S. GAAP	Note		Fibrek U.S. GAAP	Acquisition Adjustments	Note		Pro Forma Consolidated
Revenues
Pulp	€831,396	€390,735	€—			€390,735	€—			€1,222,131
Energy	57,972	—	—			—	—			57,972

	889,368	390,735	—			390,735	—			1,280,103
Costs and expenses
Operating costs	683,718	347,752	4,834	4	(c)	352,586	—			1,036,304
Operating depreciation and amortization	55,760	26,067	528	4	(b)(c)	26,595	(9,728)	4	(l)	72,627

	149,890	16,916	(5,362)			11,554	9,728			171,172
Selling, general and administrative expenses	38,771	12,131	—			12,131	—			50,902

Operating income (loss)	111,119	4,785	(5,362)			(577)	9,728			120,270

Other income (expense)
Impairment	—	(45,771)	45,771	4	(a)	—	—			—
Interest expense	(58,995)	(8,270)	—			(8,270)	(4,068)	4	(o)	(71,333)
Investment income	1,501	140	—			140	—			1,641
Foreign exchange gain on debt	1,175	—	—			—	—			1,175
Gain (loss) on extinguishment of debt	(71)	2,000	—			2,000	—			1,929
Gain (loss) on derivative instruments	(1,418)	538	—			538	—			(880)

Total other income (expense)	(57,808)	(51,363)	45,771			(5,592)	(4,068)			(67,468)

Income (loss) before income taxes	53,311	(46,578)	40,409			(6,169)	5,660			52,802
Income tax benefit (provision)
Current	(1,682)	49	—			49	—			(1,633)
Deferred	2,377	—	—			—	—			2,377

Net income (loss)	54,006	(46,529)	40,409			(6,120)	5,660			53,546
Less: net income attributable to noncontrolling interest	(3,931)	—	—			—	—			(3,931)

Net income (loss) attributable to common shareholders	€50,075	€(46,529)	€40,409			€(6,120)	€5,660			€49,615

Net income per share attributable to common shareholders
Basic	€1.00									€0.80

Diluted	€0.89									€0.73

The accompanying notes are an integral part of these financial statements.

MERCER INTERNATIONAL INC.

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Euros, except shares and per share data)

Note 1. Basis of Presentation

The unaudited pro forma consolidated balance sheet of Mercer International Inc. (“Mercer” or the “Company”) as at December 31, 2011, and the unaudited pro forma consolidated statement of operations for the year ended December 31, 2011 have been prepared by Mercer, after giving effect to the business combination between Mercer and Fibrek Inc. (“Fibrek”) as if it had occurred on December 31, 2011 for the unaudited pro forma consolidated balance sheet and on January 1, 2011 for the unaudited pro forma consolidated statement of operations. These unaudited pro forma consolidated financial statements have been compiled from, and include:

(a)	a pro forma consolidated balance sheet combining the audited consolidated balance sheet of Mercer as at December 31, 2011 and the audited consolidated statement of financial position of Fibrek as at December 31, 2011; and

(b)	a pro forma consolidated statement of operations combining the audited consolidated statement of operations of Mercer for the year ended December 31, 2011 and the audited consolidated statement of earnings for Fibrek for the year ended December 31, 2011.

The financial statements of Mercer have been prepared in conformity with U.S. GAAP. The financial statements of Fibrek have been prepared in conformity with IFRS and have been reconciled with U.S. GAAP.

It is the Company’s opinion that the pro forma consolidated balance sheet and pro forma consolidated statement of operations include all adjustments necessary for the fair presentation, in all material respects, of the pro forma financial statements as if the offer described in Note 3 to the pro forma consolidated financial statements had occurred as of the applicable dates. The adjustments and assumptions required to reflect the offer as of the applicable dates are described in Note 4 to the pro forma consolidated financial statements. The pro forma information is based on preliminary estimates; the final amounts recorded for the offer may differ materially from the information presented. These estimates are subject to change pending further review of the assets acquired and liabilities assumed.

The offer is reflected in the pro forma consolidated financial statements as being accounted for based on the acquisition method in accordance with the Accounting Standards Codification Topic 805, Business Combinations. Under the acquisition method, the total estimated purchase price is calculated as described in Note 3 to the pro forma consolidated financial statements. In accordance with the accounting guidance for business combinations, the assets acquired and liabilities assumed have been measured at fair value. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value measurements utilized estimates based on key assumptions of the offer, including historical and current market data. The pro forma adjustments included herein may be revised as additional information becomes available and as additional analysis is performed. The final fair value of assets acquired and liabilities assumed will be determined after the offer is complete, and may differ materially from the information presented.

These pro forma consolidated financial statements do not reflect cost savings (or associated costs to achieve such savings) from operating efficiencies, synergies or other restructuring that could result from the offer.

These unaudited pro forma consolidated financial statements should be read in conjunction with Mercer’s audited consolidated financial statements for the year ended December 31, 2011 and Fibrek’s audited consolidated financial statements for the year ended December 31, 2011.

Note 2. Significant Accounting Policies

The accounting policies used in the preparation of these pro forma consolidated financial statements are those set out in Mercer’s audited consolidated financial statements of the year ended December 31, 2011. Fibrek follows IFRS, as outlined in Fibrek’s consolidated financial statements as at December 31, 2011. As a result, in preparation of the pro forma financial statements, several adjustments were made to the Fibrek consolidated financial statements to conform to U.S. GAAP.

Note 2. Significant Accounting Policies (continued)

The pro forma consolidated financial statements are prepared in Euros (“€”), Mercer’s reporting currency. Fibrek’s audited consolidated financial statements are reported in Canadian dollars (“C$”). Mercer translated Fibrek’s consolidated statement of financial position to Euros using the exchange rate as at December 31, 2011 (C$1.3193 to €1.00) and translated Fibrek’s consolidated statement of earnings at the average rate of exchange for the year ended December 31, 2011 (C$1.3761 to €1.00).

Certain amounts in Fibrek’s consolidated financial statements have been reclassified to conform to Mercer’s presentation.

Further accounting policy differences may be identified after completion and integration of the offer.

Note 3. Acquisition

On February 9, 2012, Mercer entered into a Support Agreement with Fibrek for Mercer to acquire all of the Fibrek Shares by way of a take-over bid.

On April 11, 2012, Mercer and Fibrek amended the Support Agreement, pursuant to which, among other things, Mercer agreed to increase the Offer price per Fibrek share (the “Amended Offer”).

Pursuant to the Amended Offer, Fibrek shareholders will have the ability, on an individual basis, to elect to receive:

•	C$1.40 in cash per Fibrek Share;

•	0.1659 of a Mercer Share per Fibrek Share; or

•	C$0.64 in cash plus 0.0903 of a Mercer Share per Fibrek Share,

subject to proration necessary to effect a maximum aggregate cash consideration of C$83.0 million (€62,912) and a maximum aggregate share consideration of 11,741,496 Mercer Shares. Total consideration is C$1.40 per Fibrek Share or approximately C$183.0 million (€138,710). For the purpose of these pro forma consolidated financial statements we have assumed the maximum permitted amount of cash of C$83.0 million, net of C$5.6 million (€4,226) cash acquired from Fibrek and the cash given to Fibrek for the Warrants described in the following paragraph.

Concurrently with the execution of the Support Agreement, Mercer has agreed to purchase 32,320,000 special warrants (the “Warrants”) at a price of C$1.00 per Warrant (the “Warrant Placement”) for total consideration of C$32.3 million (€24,498). Each Warrant is convertible into a Fibrek Share on a one-for-one basis. Conversion is automatic in certain events and otherwise at the option of Mercer. The Warrants are also redeemable, including by Fibrek, at their subscription price in certain events.

On March 28, 2012, the Québec Court of Appeal overturned the decision of the Court of Québec, reinstating the cease trade order of the Bureau de décision against the Warrant Placement. On the same date, Mercer announced that it, along with Fibrek, would seek permission from the Supreme Court of Canada to appeal the decision. On April 11, 2012, Fibrek announced that the Supreme Court of Canada has agreed to expedite such proceedings. For the purpose of the pro forma financial statements, we have assumed the Warrants will be issued.

Mercer is financing the cash portion of the offer by way of C$70.0 million of new credit facilities established with Québec based capital providers, along with cash in hand. For the purpose of the pro forma financial statements, we have assumed the new credit facilities will finance C$70.0 million of the cash portion of the offer with the remainder to be financed by cash in hand.

Note 3. Acquisition (continued)

Mercer has completed a preliminary estimate of the fair value of all identifiable assets acquired and liabilities assumed. The fair value of all the assets acquired and liabilities assumed will ultimately be determined after the closing of the offer. Therefore, it is likely that the fair value of the assets acquired and liabilities assumed will vary from those shown below, and the differences may be material.

Purchase price:
Cash issued for shares	€58,686
Shares	75,798

€134,484

Fair value of assets acquired and liabilities assumed as at December 31, 2011:
Current assets, net of cash acquired	€126,117
Property, plant and equipment	180,898
Other long-term assets	581
Current liabilities, excluding current portion of long-term debt	(52,757)
Long-term debt	(87,746)
Employee future benefits	(28,924)
Other long-term liabilities	(3,685)

€134,484

Note 4. Pro Forma Assumptions and Adjustments

The pro forma consolidated financial statements include the following pro forma assumptions and adjustments.

Adjustments from IFRS to U.S. GAAP:

(a)	Reverse property, plant and equipment impairments of €151,557 recorded under IFRS. Under IFRS, a write-down of assets is required if the recoverable amount is less than its carrying amount. The recoverable amount is determined using discounted estimated future cash flows. Under U.S. GAAP, a write-down to estimate fair value is required only if the undiscounted future cash flows of the assets is less than the carrying amount. Using undiscounted cash flows Fibrek’s assets are not impaired. Of the €151,557 impairment reversal, €45,771 was recorded in net income and €105,786 decreased the opening deficit.

(b)	Recognize accumulated depreciation expense in property, plant and equipment of €10,382 as a result of the impairment reversal noted in Note 4(a) above. Depreciation expense of €4,977 was recorded in net income and an adjustment of €5,405 increased the opening deficit.

(c)	Expense major maintenance costs of €5,385 capitalized in property, plant and equipment under IFRS as at December 31, 2011. Under IFRS, major inspections and overhauls are accounted for as a separate component of property, plant and equipment and amortized until the next major inspection or overhaul, and under U.S. GAAP these costs are directly expensed. As part of this adjustment, €4,834 was recorded to operating costs for the current year maintenance costs, €4,449 of depreciation expense was reversed and the remaining balance of €5,000 increased the opening deficit.

(d)	Reduce the landfill closure obligation by €827 for the change in discount rate used to calculate the obligation. Under IFRS, asset retirement obligations are calculated using a rate that reflects current market assessments of the time value of money and the risks specific to the liability. Under U.S. GAAP, the discount rate used is the risk-free interest rate adjusted for the effect of Fibrek’s credit standing. The adjustment decreased the opening deficit by €827.

(e)	Upon the adoption of IFRS, Fibrek elected to apply the first time adoption exemption to recognize all unrecognized actuarial losses of €7,988 in deficit. Under U.S. GAAP, unrecognized actuarial losses are recorded in accumulated other comprehensive income, consequently these costs have been reclassified.

Note 4. Pro Forma Assumptions and Adjustments (continued)

(f)	Upon the adoption of IFRS, Fibrek recognized the unrealized loss on translation of financial statements of foreign operations of €3,566 in deficit. Under U.S. GAAP, the unrealized loss is recorded in accumulated other comprehensive income, consequently these costs have been reclassified.

(g)	Under IFRS, a portion of Fibrek’s deferred finance costs of €1,024 are included as an offset to the long-term portion of debt and €334 are included as an offset to the current portion of debt. Under U.S. GAAP these costs are recorded as an asset.

Acquisition of Fibrek:

(h)	Increase in accounts payable and other of €1,895 representing Fibrek’s estimated costs associated with the offer.

(i)	Increase in accounts payable and other and deficit of €4,245 representing Mercer’s estimated costs associated with the offer. These costs have been excluded from the pro forma consolidated statement of operations as they are non-recurring.

(j)	Increase in accounts payable and other of €372 associated with Fibrek’s performance share program as a result of the assumed change in control.

(k)	Recognition of the property, plant and equipment preliminary estimated fair value adjustment of €188,159 and the write off of Fibrek’s deferred financing costs of €2,354, based on the preliminary estimated purchase price allocation.

(l)	Preliminary estimated depreciation of €9,728 associated with the property, plant and equipment fair value adjustment calculated using a 20 year useful life.

(m)	Elimination of Fibrek’s shareholders’ equity.

Financing for the Fibrek acquisition:

(n)	Recognition of credit facilities totalling C$70.0 million (€53,058) and cash in hand of C$13.0 million (€9,854) required to finance the offer. The long term portion of the credit facilities is €49,268 and the current portion of the credit facilities is €3,790. Finance costs related to the offer amounted to €750 and were included in accounts payable and other as at December 31, 2011.

(o)	Recognition of interest expense totalling €4,068 on the credit facilities using an interest rate of 8.5% for C$40.0 million (€30,318) of the debt and 6.5% for C$30.0 million (€22,740) of the debt.

(p)	Recognition of 11,741,496 shares issued, valued at €75,798 required to finance the offer.

(q)	Recognition of warrants issued as part of a credit facility agreement required to finance the offer valued at €716. The warrants are for 500,000 Mercer Shares at a subscription price equal to a 30% premium to the market price at the credit facility closing date.

Note 5. Pro Forma Earnings Per Share

2011
Pro forma net income attributable to common shareholders – basic	€49,615
Interest on convertible notes, net of tax	797

Pro forma net income attributable to common shareholders – diluted	€50,412

Pro forma net income per share attributable to common shareholders
Basic	€0.80

Diluted	€0.73

Weighted average common shares, December 31, 2011
Basic weighted average Mercer Shares outstanding	50,116,982
Mercer Shares issued on acquisition of Fibrek	11,741,496

Basic pro forma weighted average common shares outstanding	61,858,478

Effect of diluted shares	6,869,037

Diluted pro forma weighted average common shares outstanding	68,727,515

Outstanding common shares, December 31, 2011
Mercer Shares outstanding	55,779,204
Mercer Shares issued on acquisition of Fibrek	11,741,496

Pro forma common shares outstanding	67,520,700

The 500,000 warrants issued to the lender of the C$25.0 million credit facility are excluded from the calculation of diluted income per share attributable to common shareholders because they are anti-dilutive.

Comparative Historical and Unaudited Pro Forma Per Share Data

The following table sets forth certain historical, and pro forma combined financial information. The following tables set forth the Mercer historical net income (loss) per share for the year ended December 31, 2011, on an audited basis, and year ended December 31, 2010, and the historical book value per share as of December 31, 2011 and December 31, 2010, on an unaudited basis, and net income (loss) per share for Mercer on an unaudited pro forma combined basis, for the year ended December 31, 2011 and year ended December 31, 2010, and unaudited pro forma book value per share as of December 31, 2011. The following tables also set forth for Fibrek historical net income (loss) per share for the year ended December 31, 2011 and year ended December 31, 2010, on an audited basis, and the historical book value per share as of December 31, 2011 and December 31, 2010, on an unaudited basis. The information presented is based on the IFRS financial statements of Fibrek for the year ended December 31, 2011, which are included herein.

The unaudited pro forma combined data were derived from and should be read together with the unaudited pro forma condensed combined financial statements and accompanying notes included in this document. This information is based on the historical balance sheets and related historical statements of operations of Mercer which have been incorporated by reference into this document and Fibrek which are included herein. The pro forma combined data give effect to the transaction using the purchase method of accounting for business combinations.

The unaudited pro forma combined per share data is presented for informational purposes only and is not intended to represent or be indicative of the per share data that would have been achieved if the Offer had been completed as of the dates indicated, and should not be taken as representative of future consolidated per share data of Mercer. The historical data of Mercer and Fibrek’s historical data were derived from and should be read together with the consolidated financial statements and accompanying notes included elsewhere, or incorporated by reference into this document.

	Year Ended December 31,
	2011		2010
Mercer’s Historical Data:
Net income per share(1):
Basic		€1.00		€2.24
Diluted		€0.89		€1.56
As of December 31, 2011 and 2010:
Consolidated book value per share(2)		€5.42		€5.49

Fibrek’s Historical Data:
Net income (loss) per share:
Basic(3)	C$	(0.49)	C$	0.15
Diluted(3)	C$	(0.49)	C$	0.12
As of December 31, 2011 and 2010:
Consolidated book value per share(2)	C$	1.98	C$	2.58

Pro Forma Combined Data:		(Unaudited )
Pro forma net income per share:
Basic(4)		€0.80
Diluted(4)		€0.73
As of December 31, 2011:
Pro forma book value per share(5)		€5.54

(1)	Historical net income per share was derived from Mercer’s Annual Report on Form 10-K for the year ended December 31, 2011 as filed with the SEC and incorporated by reference herein.
(2)	Consolidated book value per share was calculated by dividing total shareholders’ equity by the common shares outstanding as of the respective dates.
(3)	Basic net income (loss) per share was calculated by dividing the estimated net income (loss) for IFRS purposes by the weighted average common shares outstanding. Diluted net income (loss) per share was calculated using diluted weighted average common shares outstanding.
(4)	Basic pro forma net income per share was calculated by dividing pro forma net income by the pro forma weighted average common shares outstanding as if the transaction had occurred on January 1, 2011. Diluted pro forma net income per share was calculated using pro forma diluted weighted average common shares outstanding.
(5)	Pro forma book value per share was calculated by dividing pro forma total shareholders’ equity by the pro forma common shares outstanding as if the transaction had occurred on December 31, 2011.